Exhibit 99.1
Selected Financial Data.
The selected data presented below as of and for each of the years in the five-year period ended December 31, 2008, are derived from the Consolidated Financial Statements of Jefferies Group, Inc. and its subsidiaries. The data should be read in connection with the Consolidated Financial Statements including the related notes contained in Exhibit 99.3. On April 18, 2006, we declared a 2-for-1 split of all outstanding shares of common stock, payable May 15, 2006 to stockholders of record as of April 28, 2006. The stock split was effected as a stock dividend of one share for each one share outstanding on the record date. All share, share price and per share information has been restated to retroactively reflect the effect of the two-for-one stock split. Certain reclassifications have been made to the prior period amounts to conform to the current period’s presentation.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In Thousands, Except Per Share Amounts)
Earnings Statement Data
Revenues:
Commissions	$444,315	$355,601	$280,681	$246,943	$258,838
Principal transactions	87,316	390,374	468,002	349,489	358,213
Investment banking	425,887	750,192	540,596	495,014	352,804
Asset management fees and investment (loss) income from managed funds	(52,929)	23,534	109,550	82,052	81,184
Interest	749,577	1,174,883	528,882	304,053	134,450
Other	28,573	24,311	35,497	20,322	13,150

Total revenues	1,682,739	2,718,895	1,963,208	1,497,873	1,198,639
Interest expense	660,964	1,150,805	505,606	293,173	140,394

Net revenues	1,021,775	1,568,090	1,457,602	1,204,700	1,058,245
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	(69,077)	4,257	—	—	—

Net revenues, less mandatorily redeemable preferred interest	1,090,852	1,563,833	1,457,602	1,204,700	1,058,245

Non-interest expenses:
Compensation and benefits	1,522,157	946,309	791,255	669,957	595,887
Floor brokerage and clearing fees	69,444	71,851	62,564	46,644	52,922
Technology and communications	127,357	103,763	80,840	67,666	64,555
Occupancy and equipment rental	76,255	76,765	59,792	47,040	39,553
Business development	49,376	56,594	48,634	42,512	35,006
Other	126,524	67,074	65,863	62,474	43,333

Total non-interest expenses	1,971,113	1,322,356	1,108,948	936,293	831,256

(Loss) earnings before income taxes and cumulative effect of change in accounting principle	(880,261)	241,477	348,654	268,407	226,989
Income taxes	(290,249)	93,178	137,541	104,089	83,955

(Loss) earnings before cumulative effect of change in accounting principle , net	(590,012)	148,299	211,113	164,318	143,034
Cumulative effect of change in accounting principle, net	—	—	1,606	—	—

Net (loss) earnings	(590,012)	148,299	212,719	164,318	143,034
Net (loss) earnings to noncontrolling interest	(53,884)	3,634	6,969	6,875	11,668

Net (loss) earnings to common shareholders	$(536,128)	$144,665	$205,750	$157,443	$131,366

Earnings per common share:
Basic-
(Loss) earnings before cumulative effect of change in accounting principle, net	($3.27)	$0.93	$1.37	$1.12	$1.00
Cumulative effect of change in accounting principle, net	—	—	0.01	—	—

Net (loss) earnings	($3.27)	$0.93	$1.38	$1.12	$1.00

Diluted-
(Loss) earnings before cumulative effect of change in accounting principle, net	($3.27)	$0.92	$1.35	$1.10	$0.97
Cumulative effect of change in accounting principle, net	—	—	0.01	—	—

Net (loss) earnings	($3.27)	$0.92	$1.36	$1.10	$0.97

Weighted average common shares:
Basic	166,163	141,515	133,898	123,646	114,906
Diluted	166,163	141,903	138,670	126,392	118,838
Cash dividends per common share	$0.25	$0.50	$0.42	$0.26	$0.18

	December 31,
	2008	2007	2006	2005	2004
	(In Thousands, Except Per Share Amounts)

Selected Balance Sheet Data
Total assets	$19,978,685	$29,793,817	$17,825,457	$12,780,931	$13,824,628
Long-term debt	$1,764,274	$1,764,067	$1,168,562	$779,873	$789,067
Mandatorily redeemable convertible preferred stock	$125,000	$125,000	$125,000	—	—
Mandatorily redeemable preferred interest of consolidated subsidiaries	$280,923	$354,316	—	—	—
Total common stockholders’ equity	$2,121,271	$1,761,554	$1,581,087	$1,286,850	$1,039,133
Shares outstanding	163,216	124,453	119,547	116,220	114,578
Other Data (Unaudited)
Common book value per share	$13.00	$14.15	$13.23	$11.07	$9.07

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